SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    October 8, 2013

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment No. 2 to Note Purchase Agreement

On October 8, 2013, Aaron’s, Inc. (the “Company”) and its subsidiaries, Aaron Investment Company, Aaron’s Production Company and 99LTO, LLC entered into Amendment No. 2 to Note Purchase Agreement with The Prudential Insurance Company of America and certain other purchasers, as set forth on the signature pages thereof (the “Prudential Notes Amendment”). The Prudential Notes Amendment amends the Note Purchase Agreement dated as of July 5, 2011, as amended on December 19, 2012 (the “Prudential Notes Agreement”), pursuant to which the Company and its subsidiaries named above, as co-obligors, issued $125 million in senior unsecured notes to the purchasers in a private placement. The notes bear interest at the rate of 3.75% per year and mature on April 27, 2018.

The Prudential Notes Amendment amends the Prudential Notes Agreement to, among other things, (i) remove the “Minimum Consolidated Net Worth” financial covenant which previously required that the Company maintain a certain minimum consolidated net worth and (ii) change the “Restricted Payments” negative covenant, which imposes certain restrictions on the amount of payments that can be made in respect of dividends, distributions, redemptions and stock repurchases paid in cash, to make such covenant less restrictive. The Company remains subject to other financial covenants under the Prudential Notes Agreement which require the Company to maintain a minimum ratio of debt to earnings before interest, taxes, depreciation and amortization and a minimum fixed charge coverage ratio. If the Company fails to comply with these covenants, the Company will be in default under the Prudential Notes Agreement and the purchasers would have the right to exercise certain default remedies.

The foregoing description of the Prudential Notes Amendment is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Fifth Amendment to Revolving Credit Agreement

On October 8, 2013, the Company entered into the Fifth Amendment to Revolving Credit Agreement with the lending institutions listed on the respective signature pages thereof, and SunTrust Bank, as administrative agent for the lending institutions (the “Credit Agreement Amendment”). The Credit Agreement Amendment amends the Revolving Credit Agreement dated as of May 23, 2008, as amended as of March 31, 2011, May 18, 2011, July 1, 2011 and December 13, 2012 (the “Credit Agreement”). The Credit Agreement provides, subject to certain terms and conditions, for unsecured borrowings by the Company of up to $140 million (including a letter of credit and swingline loan subfacility).

The Credit Agreement Amendment amends the Credit Agreement to, among other things, change the “Restricted Payments” negative covenant, which imposes certain restrictions on the amount of payments that can be made in respect of dividends, distributions, redemptions and stock repurchases paid in cash, to make such covenant less restrictive.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Sixth Amendment to Second Amended and Restated Loan Facility Agreement and Guaranty

On October 8, 2013, the Company entered into the Sixth Amendment to Second Amended and Restated Loan Facility Agreement and Guaranty with SunTrust Bank, as servicer, and the other participants listed on the respective signature pages thereof (the “Franchisee Loan Facility Amendment”). The Franchisee Loan Facility Amendment amends the Second Amended and Restated Loan Facility Agreement and Guaranty dated as of June 18, 2010, as amended as of March 31, 2011, May 18, 2011, July 1, 2011, May 16, 2012 and December 13, 2012 (the “Franchisee Loan Facility”). Pursuant to this facility, subject to certain terms and conditions, the Company’s franchisees can borrow funds guaranteed by the Company.

The Franchisee Loan Facility Amendment amends the Franchisee Loan Facility to, among other things, change the “Restricted Payments” negative covenant, which imposes certain restrictions on the amount of payments that can be made in respect of dividends, distributions, redemptions and stock repurchases paid in cash, to make such covenant less restrictive.

The foregoing description of the Franchisee Loan Facility Amendment is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibits 10.3 and is incorporated herein by reference.

Automatic Amendments to Credit Facilities

As previously disclosed, the Credit Agreement and the Franchisee Loan Agreement were amended on December 13, 2012 to provide that, upon removal of enumerated financial covenants from the Prudential Notes Agreement, the substantially similar financial covenants contained in the Credit Agreement and Franchisee Loan Agreement would be automatically removed, provided that certain notice requirements are met. Accordingly, as of October 8, 2013, the effective date of the Prudential Notes Amendment, the “Minimum Consolidated Net Worth” financial covenant that required the Company to maintain a certain minimum consolidated net worth level in each of the Credit Agreement and the Franchisee Loan Agreement was automatically removed, after notice was duly given to remove such financial covenant. The Company remains subject to other financial covenants under the Credit Agreement and the Franchisee Loan Agreement which require the Company to maintain a minimum ratio of debt to earnings before interest, taxes, depreciation and amortization and a minimum fixed charge coverage ratio. If the Company fails to comply with these covenants, the Company will be in default under the Credit Agreement and the Franchisee Loan Agreement, and the administrative agent and the requisite lenders under the Credit Agreement would have the right to accelerate the maturity date of the Credit Agreement and exercise certain other default remedies, and the servicer and the requisite participants under the Franchisee Loan Agreement would have the right to exercise certain default remedies.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description
10.1	Amendment No. 2 to Note Purchase Agreement by and among Aaron’s, Inc. and certain other obligors and the purchasers, dated as of October 8, 2013.
10.2
Fifth Amendment to Revolving Credit Agreement, by and among Aaron’s, Inc., as borrower, SunTrust Bank, as administrative agent, and each of the lending institutions party thereto as lenders, dated as of October 8, 2013.

10.3
Sixth Amendment to Second Amended and Restated Loan Facility Agreement and Guaranty, by and among Aaron’s, Inc., as sponsor, SunTrust Bank, as servicer, and each of the other financial institutions party thereto as participants, dated as of October 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: October 15, 2013		Gilbert L. Danielson Executive Vice President and Chief Financial Officer